Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
     We consent to the reference to our firm under the caption “Experts” and to the use of our report dated March 10, 2006, in the Registration Statement (Form S-3) and related Prospectus of American Campus Communities, Inc. for the registration of 2,204,148 shares of its common stock.
Austin, TX
February 2, 2007